U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 5, 2002
                                _________________

                              INFODATA SYSTEMS INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     0-10416
                            (Commission File Number)

               Virginia                                  16-0954695
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
          of incorporation)


12150 Monument Drive, Fairfax, Virginia                    22033
(Address of Principal Executive Office)                  (Zip Code)


                   (703) 934-5205 (Issuer's Telephone Number)

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective December 5, 2002, Infodata Systems Inc. (the "Company") dismissed its prior certifying accountants, PricewaterhouseCoopers LLP ("PWC") and retained as its new certifying accountants, Grant Thornton LLP. The decision to change accountants was approved by the Company's Board of Directors.

     During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     The reports of PWC on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles with the exception of an explanatory paragraph, as disclosed in those financial statements, relating to the Company's ability to continue as a going concern.

     During the last two fiscal years and through the subsequent interim period to the date hereof, the Company did not consult Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits:

          Number      Description
          ------      -----------
            16        PricewaterhouseCoopers LLP letter to the Securities and
                      Exchange Commission included herein pursuant to the requirements of Item 304(a) of Regulation S-B.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            INFODATA SYSTEMS INC.


                                            /s/ Curtis D. Carlson
                                            ----------------------------------
Date:  December 11, 2002                    Curtis D. Carlson
                                            Secretary